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                                  EXHIBIT INDEX

                                                                Exhibit
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         Consent of Independent Auditors                           23

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                                   EXHIBIT 23
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                         Consent of Independent Auditors



     We consent to the use of our reports dated January 17, 1997 and January 30, 1997, with respect to the statements of revenue and certain expenses of the Benderson Acquired Properties and Buckeye Factory Shops Limited Partnership, respectively, for the year ended December 31, 1996, in the Current Report on Form 8-K of Prime Retail, Inc. dated August 8, 1997.




                                          Ernst & Young LLP

     Baltimore, Maryland
     August 8, 1997